Exhibit 7

Deloitte & Touche LLP Brookfield Place 181 Bay Street
Suite 1400
Toronto ON M5J 2V1
Canada

Tel: (416) 601-6150
Fax: (416) 601-6151
www.deloitte.ca
Consent of Independent Registered Chartered Accountants
We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Brookfield Asset Management Inc. (the “Company”) on Form F-9 of our report dated March 13, 2008 appearing in the 2007 Annual Report of the Company for the years ended December 31, 2007 and 2006 filed on Form 6-K dated March 27, 2008.
/s/ Deloitte & Touche LLP
Chartered Accountants
Licensed Public Accountants

January 12, 2009